UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2012

PRESIDENTIAL LIFE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-05486	13-2652144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

69 Lydecker Street

Nyack, New York 10960

(Address of Principal executive offices, including Zip Code)

(845) 358-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders.

Presidential Life Corporation (the “Company”) held a Special Meeting of Shareholders on December 20, 2012 to consider and vote on (i) a proposal to adopt the Agreement and Plan of Merger, dated as of July 12, 2012, by and among Athene Annuity & Life Assurance Company, an insurance company organized under the laws of the State of Delaware (“Athene”), Eagle Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Athene (“Merger Sub”), and the Company, as it may be amended from time to time (the “Merger Agreement”), pursuant to which (and subject to the conditions set forth therein) Merger Sub will merge with and into the Company (the “Merger”) and (ii) a proposal to approve, on a non-binding advisory basis, certain compensation arrangements for the Company’s named executive officers in connection with the Merger.

Each proposal is described in detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission (the “SEC”) and first mailed to the Company’s shareholders on November 15, 2012, as supplemented by the supplement to the proxy statement, which was filed with the SEC and first mailed to the Company’s shareholders on December 11, 2012.

There were present at the meeting, either in person or by proxy, 18,065,427 shares of the Company’s common stock (“Common Stock”) out of a total of 29,591,439 shares of Common Stock, issued, outstanding and entitled to vote as of the Record Date. This constituted 61.05% of outstanding Common Stock entitled to vote at the meeting. The vote results detailed below represent final results as certified by the Inspector of Elections.

1.	The proposal to adopt the Merger Agreement. The results are as follows:

For	Against	Abstain
17,813,786	236,500	15,141

This proposal was approved at the special meeting because the votes cast in favor of the proposal constituted a majority of the outstanding shares of Common Stock on the November 8, 2012 record date.

2.	The proposal to approve, on a non-binding advisory basis, certain compensation arrangements for the Company’s named executive officers in connection with the Merger. The results are as follows:

For	Against	Abstain
9,620,019	7,246,355	1,199,053

This proposal was approved because the votes cast in favor of the proposal constituted a majority of the shares of Common Stock present in person or by proxy at the special meeting.

Item 8.01. Other Events.

On December 20, 2012, the Company issued a press release announcing the results of the Special Meeting, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

It is currently expected that the Merger will close on December 28, 2012, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement. However, there can be no assurance that the closing of the Merger will occur during that time period or at all.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Presidential Life Corporation on December 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDENTIAL LIFE CORPORATION

Date: December 20, 2012	By:	/s/ Donald L. Barnes
	Name:	Donald L. Barnes
	Title:	Chief Executive Officer